Exhibit (a)(1)(B)

AGREEMENT TO TRANSFER AND LETTER OF TRANSMITTAL
to
Tender Units of Limited Partnership Interests
of
REFCO PUBLIC COMMODITY POOL, L.P.
Pursuant to the Offer to Purchase dated June 21, 2010
by
RCP TENDERCO LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 20, 2010, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

D.F. King & Co., Inc.

By First Class Mail, by Certified or Express Delivery, or by Hand:

D.F. King & Co., Inc.
48 Wall Street – 22nd Floor
New York, NY 10005
Attn: Elton Bagley

By Facsimile (for Eligible Institutions only):	Confirm Receipt of Facsimile by Telephone:
(212) 809-8838	(212) 493-6996 Attn: Elton Bagley

Delivery of this Agreement to Transfer and Letter of Transmittal other than as set forth above will not constitute a valid delivery to the Tender Agent. You must sign this document in the appropriate space provided below, and complete the Substitute Form W-9 (or Substitute Form W-8, as applicable). The instructions contained herein should be read carefully before this Letter of Transmittal is completed.

Subject to and effective upon acceptance for payment, the undersigned (“Seller”) hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver (“Transfer”) to RCP TenderCo LLC, a Delaware limited liability company (“Purchaser”), all of Seller’s right, title and interest in Seller’s Class 1 units (including Class 1-O units) and/or Class 2 units of limited partnership interests (the “Units”) of Refco Public Commodity Pool, L.P., a Delaware limited partnership (the “Partnership”), at the cash purchase price of $120.00 per Unit, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 21, 2010, as it may be supplemented or amended (the “Offer to Purchase”) and this Agreement to Transfer and Letter of Transmittal, as it may be supplemented or amended (the “Letter of Transmittal”, which together with the Offer to Purchase, constitutes the “Offer”). Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash or other distributions, legal claims, settlements and awards, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller’s tendered Units.  Purchaser will pay a pro-rated amount for fractional Units, rounded to the nearest $0.01.

Seller hereby irrevocably appoints Purchaser and its designees, and each of them, as Seller’s agents, attorneys-in-fact and proxies, with full power of substitution, to the full extent of Seller’s rights with respect to the Units tendered that Purchaser accepts for payment and with respect to any and all other Units and other securities, rights or property issued or issuable in respect of those Units on or after the date of the Offer to Purchase, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Partnership, its General Partner or its liquidating trustee may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Units, or other forms required by the Partnership, its General Partner or its liquidating trustee); to revoke and withdraw all prior tenders of Units, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by Purchaser of the purchase price, to receive all benefits and distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units; and to vote, inspect Partnership books and records, change the address of record of tendered Units, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Units. Such powers of attorney and proxies are irrevocable and coupled with an interest in the tendered Units. Purchaser shall not be required to post bond of any nature in connection with any such powers of attorney. This appointment will be effective when, and only to the extent that, Purchaser accepts Seller’s Units for payment in accordance with the terms of the Offer. Purchaser’s obligation to purchase and pay for tendered Units is subject to certain conditions as described in Section 14 of the Offer to Purchase entitled “Conditions of the Offer.” Upon acceptance for payment, all prior powers of attorney, proxies and consents given by Seller with respect to such Units and such other securities or rights will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consents executed by Seller (and, if given or executed, will not be deemed effective).

Without limitation, in the event that on or after the date the Offer is commenced the Partnership makes a dividend or distribution, including a liquidating distribution, of cash, securities (including additional Units) or other property or assets prior to the time that the Units that Purchaser purchases in the Offer are transferred to Purchaser or its designee of record, Seller irrevocably appoints Purchaser’s designees as Sellers agents and attorneys-in-fact, to direct the Partnership to transfer to Purchaser or its designee all such cash, securities or other property or assets received in respect of the Units tendered by Seller and accepted for payment by Purchaser in the Offer.

Seller hereby represents and warrants to Purchaser that Seller owns all Units tendered pursuant to the Offer. Seller further represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Units and such other securities, rights or property to Purchaser, and that when any such Units are accepted for payment by Purchaser, Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he or she has authority to sign this document on behalf of such entity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by Purchaser to be necessary or desirable to complete the Transfer.

With respect to all Units of Seller accepted by Purchaser for payment in the Offer, (i) Seller requests that Purchaser become a substitute limited partner of the Partnership; and (ii) Seller instructs the Partnership, its General Partner and its liquidating trustee to immediately change the address of Seller’s account to Purchaser’s address. Seller agrees that the Partnership, its General Partner and its liquidating trustee shall have no liability to Seller for immediately making the address change or for transferring to Purchaser or its designees the Units subject to this Letter of Transmittal.

Purchaser agrees that, upon completion and recording of the Transfer, Purchaser will accept all of the terms and conditions of the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of July 1, 2005.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Letter of Transmittal will be determined by Purchaser, and such determination will be final and binding. Purchaser’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

DESCRIPTION OF UNITS TENDERED
Name(s) and Address(es) of Registered Holder(s)	Number of Units Tendered*
Class 1 Units:
Class 1-O Units:
Class 2 Units:
Total Units:
* Unless otherwise indicated, it will be assumed that all Units held by such Unit Holder are being tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check for the purchase price of Units to be tendered is to be issued in the name of someone other than the undersigned.

 Issue Check to:
 Name: ____________________________________________________________________________________________________________
 (PLEASE PRINT)

 Address: __________________________________________________________________________________________________________
 _________________________________________________________________________________________________________________
 _________________________________________________________________________________________________________________

(CITY)	(STATE)	(ZIP CODE)

______________________________________________________________________________________________________
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(SEE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE IRS FORM W-8, AS APPLICABLE)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check for the purchase price of Units purchased is to be mailed to someone other than the undersigned, or the undersigned at an address other than that shown under “Description of Units Tendered”.

Mail Check to:
Name: ___________________________________________________________________________________________________________
 (PLEASE PRINT)

Address: __________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________

(CITY)	(STATE)	(ZIP CODE)

______________________________________________________________________________________________________
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(SEE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE IRS FORM W-8, AS APPLICABLE)

IMPORTANT

UNIT HOLDERS: SIGN HERE
(Please Complete Accompanying Substitute Form W-9 or Appropriate IRS Form W-8, as Applicable)

Date: ____________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
(SIGNATURE(S) OF HOLDER(S))

(MUST BE SIGNED BY REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON THE BOOKS AND RECORDS OF THE PARTNERSHIP. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION AND SEE INSTRUCTION 4.)

NAME(S): ________________________________________________________________________________________________________
(PLEASE PRINT)

CAPACITY (FULL TITLE): ____________________________________________________________________________________________

ADDRESS: ________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
___________________________________________________________________________________________________

(CITY)	(STATE)	(ZIP CODE)
DAYTIME AREA CODE AND TELEPHONE NO.: _______________________________________________________

TAXPAYER IDENTIFICATION
OR SOCIAL SECURITY NO.: _________________________________________________________________________
                                                        (SEE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE IRS FORM W-8, AS APPLICABLE)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
FOR USE BY FINANCIAL INSTITUTIONS ONLY
PLACE MEDALLION GUARANTEE IN SPACE BELOW

NAME(S): ________________________________________________________________________________________________________

NAME OF FIRM: ___________________________________________________________________________________________________

CAPACITY (FULL TITLE): ____________________________________________________________________________________________

ADDRESS: ________________________________________________________________________________________________________
_________________________________________________________________________________________________________________

(CITY)	(STATE)	(ZIP CODE)

DAYTIME AREA CODE AND TELEPHONE NO.: ________________________________________________________ DATED: __________________, 2010

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered Unit Holder(s) (which term, for purposes of this document, shall include any party whose name appears on the books and records of the Partnership (or its agent for transfer of Units) as the owner of Units) tendered hereby and such holder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” or (ii) such Units are tendered for the account of an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal. This Letter of Transmittal is to be used if tenders are to be made pursuant to the procedure set forth in Section 3 of the Offer to Purchase. A properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal must be received by the Tender Agent at its address set forth below prior to the Expiration Date (as defined in the Offer to Purchase).

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNIT HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering Unit Holders waive any right to receive any notice of the acceptance of their Units for payment, except as may be set forth in the Offer to Purchase.

3. Partial Tenders. If fewer than all Units held by a Unit Holder are to be tendered hereby, fill in the number of Units that are to be tendered in the box entitled “Number of Units Tendered”.

4. Signatures on Letter of Transmittal; Endorsements. If this Letter of Transmittal is signed by the registered Unit Holder(s) of Units tendered hereby, the signature(s) must correspond with the name(s) as written on the face of this Letter of Transmittal without alteration, enlargement or any other change whatsoever.

If any Units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any Units tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Units.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person’s authority so to act must be submitted.

5. Stock Transfer Taxes. Except as otherwise provided in this Instruction 5, Purchaser will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Units to it, or its order, pursuant to the Offer. If, however, payment of the purchase price of any Units purchased is to be made to any person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Units purchased, unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

6. Special Payment and Delivery Instructions. If a check for the purchase price of any Units tendered hereby is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if such check is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Description of Units Tendered” on the reverse hereof, the appropriate boxes herein must be completed.

7. Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth on the back page of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent, and copies will be furnished promptly at Purchaser’s expense. Unit Holders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

8. Substitute Form W-9; Form W-8. Each tendering U.S. Unit Holder (or other payee) is required to provide the Tender Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on Substitute Form W-9, which is provided under “Important Tax Information” below, and to certify, under penalty of perjury, that (i) such number is correct, (ii) such Unit Holder is not subject to backup withholding of U.S. federal income tax and (iii) such Unit Holder is a U.S. person. If a tendering U.S. Unit Holder has been notified by the U.S. Internal Revenue Service (“IRS”) that such Unit Holder is subject to backup withholding, such Unit Holder must cross out item (2) of Part 3 of the Certification box of the Substitute Form W-9, unless such Unit Holder has since been notified by the IRS that such Unit Holder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering U.S. Unit Holder (or other payee) to a $50 penalty and backup withholding of U.S. federal income tax at a 28% rate on the payment of the purchase price of all Units purchased from such Unit Holder. If the tendering U.S. Unit Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Unit Holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Tender Agent is not provided with a TIN within 60 days, the Tender Agent will withhold 28% on all payments of the purchase price to such Unit Holder until a TIN is provided to the Tender Agent.

A non-U.S. Holder will be subject to backup withholding unless such Holder submits the appropriate IRS Form W-8 (Form W-8BEN, Form W-8ECI, or Form W-8IMY), properly completed and signed under penalty of perjury, certifying its non-U.S. status prior to the time payment is made. The applicable Form W-8 can be obtained from the IRS website (http://www.irs.gov) or can be requested from the Tender Agent. Non-U.S. Unit Holders are encouraged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE TENDER AGENT PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

IMPORTANT TAX INFORMATION

To ensure compliance with IRS Circular 230, Unit Holders are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each Unit Holder should seek advice based on its particular circumstances from an independent tax advisor.

Under U.S. federal income tax law, a U.S. Unit Holder whose tendered Units are accepted for payment is required to provide the Tender Agent (as payer) with such Unit Holder’s correct TIN on Substitute Form W-9 provided herewith or otherwise establish a basis for exemption from backup withholding tax. If such Unit Holder is an individual, the TIN generally is such Unit Holder’s social security number. If the Tender Agent is not provided with the correct TIN, the Unit Holder may be subject to a $50 penalty imposed by the IRS and payments that are made to such Unit Holder (or other payee) with respect to Units purchased pursuant to the Offer may be subject to backup withholding of 28%. In addition, if a Unit Holder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a $500 penalty may also be imposed by the IRS.

Certain Unit Holders (including, among others, corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to qualify as an exempt recipient, such person must submit a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to such Unit Holder’s foreign status. The applicable IRS Form W-8 can be obtained from the Tender Agent or from the IRS website (http://www.irs.gov). See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Each Unit Holder should consult his or her tax advisor as to such Unit Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the Tender Agent is required to withhold 28% of any payments made to the Unit Holder or other payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

Purpose of Substitute Form W-9 and Form W-8

To prevent backup withholding on payments that are made to a Unit Holder with respect to Units purchased pursuant to the Offer, each U.S. Unit Holder is required to notify the Tender Agent of such Unit Holder’s correct TIN by completing the Substitute Form W-9 herein certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such Unit Holder is awaiting a TIN), and (b)(i) such Unit Holder has not been notified by the IRS that such Unit Holder is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the IRS has notified such Unit Holder that such Unit Holder is no longer subject to backup withholding. A foreign person must complete an appropriate IRS Form W-8BEN, signed under penalties of perjury, attesting to such Unit Holder’s foreign status, in order to prevent backup withholding on payments made with respect to the Units.

What Number to Give the Tender Agent

Each tendering Unit Holder is required to give the Tender Agent the TIN (e.g., social security number or employer identification number) of the record holder of Units tendered hereby. If Units are held in more than one name or are not held in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. If the tendering Unit Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Unit Holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Tender Agent is not provided with a TIN within 60 days, the Tender Agent will withhold 28% of all payments of the purchase price to such Unit Holder until a TIN is provided to the Tender Agent.

PAYER’S NAME:
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Name (as shown on your income tax return):
Business Name, if different from above:
Check appropriate box:

☐ Individual/Sole Proprietor  ☐ Corporation  ☐ Partnership

☐ Other ____________________  ☐ Limited Liability Company

Enter the tax classification (D=disregarded entity, C=corporation, P=partnership)

Address
_________________________________________________________________
City, State, and ZIP Code
_________________________________________________________________

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 1 — Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	_________________________ Social Security Number _________________________ Employer Identification Number
PART 2 — For Payees Exempt from Backup Withholding — Check the box if you are NOT subject to backup withholding ☐
PART 3 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
SIGNATURE	DATE

NOTE:    FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

NOTE:    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART 1 OF THIS SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME AND THAT EITHER (1) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (2) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE TENDER AGENT WITHIN 60 DAYS, 28% OF ALL REPORTABLE PAYMENTS MADE TO ME THEREAFTER WILL BE WITHHELD UNTIL I PROVIDE A NUMBER.

Signature:	Date:

Facsimiles of the Letter of Transmittal, properly completed and duly signed, will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by each Unit Holder or such Unit Holder’s broker, dealer, commercial bank, trust company or other nominee to the Tender Agent at its addresses or to the facsimile number set forth below.

The Information Agent for the Offer is:

D.F. King & Co., Inc.
48 Wall Street – 22nd Floor
New York, NY 10005
Banks and brokers call: (212) 269-5550
All others call toll free: (800) 488-8095
E-mail: refco@dfking.com